Exhibit 99.1

PRESS RELEASE

AbbVie Reports First-Quarter 2017 Financial Results

•	Reports First-Quarter Diluted EPS of $1.06 on a GAAP Basis; Adjusted Diluted EPS of $1.28, Reflecting Growth of 11.3 Percent

•	Delivers First-Quarter Net Revenues of $6.538 Billion on a GAAP Basis, Reflecting Growth of 10.1 Percent on an Operational Basis

•
First-Quarter Global Humira Sales of $4.118 Billion Increased 15.1 Percent on a Reported Basis, or 15.8 Percent on an Operational Basis; First-Quarter U.S. Humira Sales of $2.696 Billion Increased 22.8 Percent

•	First-Quarter Global IMBRUVICA Net Revenues Were $551 Million, an Increase of 44.7 Percent

•	Confirms 2017 GAAP Diluted EPS Guidance Range of $4.55 to $4.65; 2017 Adjusted Diluted EPS Guidance Range of $5.44 to $5.54, Representing Growth of 13.9 Percent at the Midpoint

NORTH CHICAGO, Ill., April 27, 2017 – AbbVie (NYSE:ABBV) announced financial results for the first quarter ended March 31, 2017.

“AbbVie delivered strong first quarter results, with double-digit EPS and operational revenue growth, exceeding our guidance for the quarter,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “As we look ahead to the remainder of the year we expect continued strong commercial execution and significant pipeline progress. This includes a dozen pivotal trial read-outs and several regulatory submissions and approvals, further supporting our ability to drive top-tier performance over the long term. 2017 is an important year for AbbVie and we are off to an excellent start."

First-Quarter Results

•	Worldwide GAAP net revenues were $6.538 billion in the first quarter, increasing 10.1 percent, excluding a 0.4 percent unfavorable impact from foreign exchange.

•
Global HUMIRA sales increased 15.1 percent on a reported basis, or 15.8 percent operationally, excluding a 0.7 percent unfavorable impact from foreign exchange. In the U.S., HUMIRA sales grew 22.8 percent in the quarter. Internationally, HUMIRA sales grew 4.6 percent, excluding a 1.7 percent unfavorable impact from foreign exchange.

•	First-quarter global IMBRUVICA net revenues were $551 million, with U.S. sales of $457 million and international profit sharing of $94 million for the quarter, reflecting growth of 44.7 percent.

•	On a GAAP basis, the gross margin ratio in the first quarter was 75.3 percent. The adjusted gross margin ratio was 79.9 percent.

First-Quarter Results (continued)

•	On a GAAP basis, selling, general and administrative expense was 20.9 percent of net revenues. The adjusted SG&A expense was 20.7 percent of net revenues.

•	On a GAAP basis, research and development expense was 17.4 percent of net revenues. The adjusted R&D expense was 16.9 percent, reflecting funding actions supporting all stages of our pipeline.

•	On a GAAP basis, the operating margin in the first quarter was 37.0 percent. The adjusted operating margin was 42.3 percent.

•	On a GAAP basis, net interest expense was $247 million. On a GAAP basis, the tax rate in the quarter was 18.0 percent. The adjusted tax rate was 18.2 percent.

•	Diluted EPS in the first quarter was $1.06 on a GAAP basis. Adjusted diluted EPS, excluding intangible asset amortization expense and other specified items, was $1.28, up 11.3 percent.

Key Events from the First Quarter

•
AbbVie announced that the U.S. Food and Drug Administration (FDA) accepted for review a supplemental New Drug Application for IMBRUVICA in chronic graft-versus-host-disease (cGVHD), after failure of one or more lines of systemic therapy. cGVHD is a serious and debilitating complication of stem cell or bone marrow transplant. If approved, IMBRUVICA will be the first therapy specifically approved to treat this condition. IMBRUVICA is jointly developed and commercialized with Janssen Biotech, Inc.

•
AbbVie announced that the U.S. FDA approved IMBRUVICA to treat patients with marginal zone lymphoma (MZL), an indolent form of non-Hodgkin's lymphoma (NHL). There are currently no other approved treatments specifically indicated for patients with MZL. This approval marks the fifth unique type of blood cancer indication for IMBRUVICA.

•
AbbVie announced that its Phase 3 studies of veliparib, an investigational, oral poly (adenosine diphosphate [ADP]-ribose) polymerase (PARP) inhibitor, in patients with squamous non-small cell lung cancer (NSCLC) and triple-negative breast cancer did not meet their primary endpoints. The studies evaluated veliparib in combination with the chemotherapy regimen carboplatin and paclitaxel. Based on these Phase 3 data, AbbVie will not continue development in these indications. Studies of veliparib in non-squamous NSCLC, BRCA1/2 breast cancer and ovarian cancer are ongoing.

•
AbbVie, in cooperation with Neurocrine Biosciences, Inc., announced detailed results from a Phase 2b clinical trial evaluating the efficacy and safety of elagolix alone or in combination with add-back therapy (estradiol/norethindrone acetate) compared to placebo in women with uterine fibroids. The data demonstrated that elagolix, with and without add-back therapy, met the primary efficacy endpoint of reduced heavy menstrual bleeding as compared to placebo. Uninterrupted treatment with elagolix was associated with decreased symptom severity and improved quality of life. Phase 3 trials evaluating elagolix as a potential treatment for uterine fibroids are ongoing. Additionally, the Phase 3 program in endometreosis is nearing completion, with regulatory submission planned for later this year.

•
AbbVie announced that the U.S. FDA accepted its New Drug Application and granted priority review for its investigational, pan-genotypic, once-daily, ribavirin-free regimen of glecaprevir (ABT-493)/pibrentasvir (ABT-530) (G/P), being evaluated for the treatment of chronic hepatitis C virus (HCV). Additionally, AbbVie announced that its marketing authorization application was validated and is under accelerated assessment by the European Medicines Agency (EMA), and that priority review was granted by the Japanese Ministry of Health, Labour and Welfare. The company anticipates commercialization of the next-generation combination in 2017.

Key Events from the First Quarter (continued)

•
AbbVie recently presented data on G/P from the Phase 3 EXPEDITION-1 study and the Phase 3 ENDURANCE-3 study at the International Liver Conference for the European Association for the Study of the Liver. The EXPEDITION-1 study results demonstrated that 99 percent of chronic HCV infected patients with genotype 1, 2, 4, 5 or 6 and compensated cirrhosis achieved sustained virologic response at 12 weeks post-treatment (SVR12). The ENDURANCE-3 study results demonstrated that 95 percent of patients infected with genotype 3 chronic HCV, without cirrhosis and who are new to treatment, achieved SVR12 following 8 weeks of treatment. Together with previously reported data, these new study results reinforce G/P’s potential to provide a faster path to cure for the majority of patients living with HCV across all genotypes, as well as offer a potential cure to patients with specific treatment challenges.

•
AbbVie announced that the European Committee for Medicinal Products for Human Use (CHMP) of the EMA granted a positive opinion for a shorter, eight-week treatment of VIEKIRAX® (ombitasvir/paritaprevir/ritonavir tablets) + EXVIERA® (dasabuvir tablets) as an option for previously untreated adult patients with genotype 1b (GT1b) chronic HCV and minimal to moderate fibrosis. VIEKIRAX + EXVIERA is currently approved in the European Union for use as a 12-week treatment for GT1b chronic HCV-infected patients without cirrhosis or with compensated cirrhosis.

•
AbbVie announced the start of two Phase 2 clinical trial programs to evaluate ABBV-8E12, an investigational anti-tau antibody, in patients with early Alzheimer's disease and progressive supranuclear palsy (PSP). In recognition of the lack of treatment options available to patients with PSP, the U.S. FDA granted Fast Track Designation to ABBV-8E12. The FDA and EMA also granted Orphan Drug Designations to ABBV-8E12 for PSP.

Full-Year 2017 Outlook

AbbVie is confirming its GAAP diluted EPS guidance for the full-year 2017 of $4.55 to $4.65. AbbVie expects to deliver adjusted diluted EPS for the full-year 2017 of $5.44 to $5.54, representing growth of 13.9 percent at the mid-point. The company’s 2017 adjusted diluted EPS guidance excludes $0.89 per share of intangible asset amortization expense and other specified items.

About AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience.  In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.
Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our first-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2017 and 2016 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2017 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2016 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Adelle Infante	Liz Shea
(847) 938-8745	(847) 935-2211

Sharon Greenlees
(847) 935-0900

Todd Bosse
(847) 936-1182

AbbVie Inc.
Key Product Revenues
Quarter Ended March 31, 2017
(Unaudited)

				% Change vs. 1Q16
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
NET REVENUES	$4,052	$2,486	$6,538	15.9%	1.8%	0.9%	10.1%	9.7%
Humira	2,696	1,422	4,118	22.8	4.6	2.9	15.8	15.1
Imbruvica[a]	457	94	551	40.7	68.0	68.0	44.7	44.7
Viekira	38	225	263	(69.6)	(20.8)	(21.9)	(35.5)	(36.3)
Lupron	155	39	194	1.9	(0.2)	1.2	1.4	1.7
Creon	185	—	185	22.8	n/a	n/a	22.8	22.8
Synagis	—	300	300	n/a	(8.2)	(5.9)	(8.2)	(5.9)
Synthroid	192	—	192	5.7	n/a	n/a	5.7	5.7
AndroGel	136	—	136	(12.8)	n/a	n/a	(12.8)	(12.8)
Kaletra	19	96	115	(41.8)	(6.4)	(4.4)	(15.1)	(13.6)
Sevoflurane	18	89	107	0.7	(3.0)	(4.9)	(2.4)	(4.0)
Duodopa	14	66	80	84.6	12.0	8.9	19.8	17.0
Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.
n/a = not applicable

[a]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Consolidated Statements of Earnings
Quarter Ended March 31, 2017 and 2016
(Unaudited) (In millions, except per share data)

	First Quarter Ended March 31
	2017	2016
Net revenues	$6,538	$5,958
Cost of products sold	1,616	1,369
Selling, general and administrative	1,368	1,355
Research and development	1,135	946
Acquired in-process research and development	—	10
Total operating cost and expenses	4,119	3,680

Operating earnings	2,419	2,278

Interest expense, net	247	200
Net foreign exchange loss	13	302
Other expense, net	73	—
Earnings before income tax expense	2,086	1,776
Income tax expense	375	422
Net earnings	$1,711	$1,354

Diluted earnings per share	$1.06	$0.83

Adjusted diluted earnings per share[a]	$1.28	$1.15

Weighted-average diluted shares outstanding	1,603	1,625

[a]	Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended March 31, 2017
(Unaudited) (In millions, except per share data)

1. Specified items impacted results as follows:

	1Q17
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,086	$1,711	$1.06
Adjusted for specified items:
Intangible asset amortization	271	203	0.13
Milestones and other R&D expenses	28	28	0.02
Acquisition related costs	38	25	0.01
Change in fair value of contingent consideration	85	84	0.06
Other	10	9	—
As adjusted (non-GAAP)	$2,518	$2,060	$1.28

Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquisition related costs primarily include the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other primarily includes restructuring charges associated with streamlining global operations.

2. The impact of the specified items by line item was as follows:

	1Q17
	Cost of products sold	SG&A	R&D	Other expense (income), net
As reported (GAAP)	$1,616	$1,368	$1,135	$73
Adjusted for specified items:
Intangible asset amortization	(271)	—	—	—
Milestones and other R&D expenses	—	—	(28)	—
Acquisition related costs	(26)	(9)	(2)	(1)
Change in fair value of contingent consideration	—	—	—	(85)
Other	(6)	(4)	—	—
As adjusted (non-GAAP)	$1,313	$1,355	$1,105	$(13)

3. The adjusted tax rate for the first quarter of 2017 was 18.2 percent, as detailed below:

	1Q17
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$2,086	$375	18.0%
Specified items	432	83	19.2%
As adjusted (non-GAAP)	$2,518	$458	18.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended March 31, 2016
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	1Q16
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,776	$1,354	$0.83
Adjusted for specified items:
Intangible asset amortization	165	133	0.08
Acquisition related costs	57	35	0.02
Venezuela devaluation loss	298	298	0.18
Other	67	54	0.04
As adjusted (non-GAAP)	$2,363	$1,874	$1.15
Acquisition related costs reflect the amortization of the acquisition date fair value step-up for inventory as well as integration and other costs related to the acquisition of Pharmacyclics. Other is primarily associated with the impairment of an intangible asset and a milestone payment for a previously announced collaboration.

2. The impact of the specified items by line item was as follows:

	1Q16
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange loss
As reported (GAAP)	$1,369	$1,355	$946	$10	$302
Adjusted for specified items:
Intangible asset amortization	(165)	—	—	—	—
Acquisition related costs	(45)	(4)	(8)	—	—
Venezuela devaluation loss	—	—	—	—	(298)
Other	(44)	(4)	(9)	(10)	—
As adjusted (non-GAAP)	$1,115	$1,347	$929	$—	$4

3. The adjusted tax rate for the first quarter of 2016 was 20.7 percent, as detailed below:

	1Q16
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$1,776	$422	23.7%
Specified items	587	67	11.4%
As adjusted (non-GAAP)	$2,363	$489	20.7%